                                                                    Exhibit 99.1

       Accenture Reports Fourth-Quarter and Full-Year Fiscal 2002 Results

NEW YORK; Oct. 10, 2002 - Accenture (NYSE: ACN) today reported results for the fourth quarter and the fiscal year ended August 31, 2002, which were in line with the analysts' consensus estimate for adjusted earnings per share and the company's previously stated expectations for revenues, and said that it generated over $1 billion in operating cash flow for the year. The company also confirmed its previous revenue and earnings guidance for fiscal year 2003.

Fiscal Year 2002
----------------

Revenues before reimbursements ("net revenues") for the full fiscal year 2002 were $11.57 billion, an increase of 1 percent in U.S. dollars and 2 percent in local currency over the prior fiscal year.

Excluding investment write-downs and a real estate consolidation charge of $111 million in the fourth quarter, diluted earnings per share were $0.91, compared with $0.85 on a pro forma basis, excluding a gain on investments, for fiscal year 2001. Diluted earnings per share for fiscal year 2002 were $0.56 on a GAAP basis. Because Accenture was not in its corporate structure during the first nine months of fiscal 2001, there is no comparable GAAP earnings per share figure for fiscal 2001. The $111 million charge is the result of a global consolidation of excess office space, which further reduces the company's fixed cost base and will produce ongoing savings.

Operating income for fiscal year 2002, on a GAAP basis, was $1.39 billion, or
12.0 percent of net revenues. Excluding the real estate consolidation charge, operating income for fiscal year 2002 was $1.50 billion, or 12.9 percent of net revenues, compared with $1.45 billion, or 12.7 percent of net revenues, on a pro forma basis for fiscal year 2001.

Income before minority interest for fiscal year 2002 was $576 million on a GAAP basis. Excluding investment write-downs and the charge related to real estate consolidation, income before minority interest for fiscal year 2002 was $929 million, compared with $858 million on a pro forma basis, excluding the gain on investments, for fiscal year 2001.

Pro forma financial information for 2001 assumes that the company had been in corporate structure for the full fiscal year and eliminates the effects of one-time events and costs associated with the company's May 2001 transition to corporate structure and subsequent initial public offering.

Accenture's balance sheet remains strong. The company ended the year with $1.3 billion in cash, up $203 million from the third quarter. Total debt at August 31, 2002 was $67 million, down $34 million from the third quarter. Operating cash flow was $1.06 billion for the year and $517 million for the fourth quarter, reflecting a more efficient use of working capital.

Net revenues for Accenture's Government operating group in fiscal 2002 were $1.32 billion, an increase of 31 percent over fiscal 2001. The Products operating group reported a 4 percent increase in net revenues, to $2.44 billion. The Resources operating group reported net revenues for the year of $2.01 billion, a 4 percent increase. The Communications & High Tech operating group reported net revenues for the year of $3.18 billion, a 2 percent decrease from fiscal 2001. The Financial Services operating group reported net revenues of $2.62 billion, a decrease of 9 percent from fiscal 2001.

Net revenues in Accenture's Europe, Middle East and Africa (EMEA) region were $4.96 billion in fiscal 2002, an increase of 11 percent in U.S. dollars and 9 percent in local currency over the prior year.

Accenture's net revenues in the Americas were $5.84 billion in fiscal 2002, a decrease of 5 percent in U.S. dollars and 3 percent in local currency from the prior year. In the Asia Pacific region, net revenues were $775 million, a decrease of 8 percent in U.S. dollars and 4 percent in local currency.

Fourth Quarter 2002
-------------------

Net revenues for the fourth quarter of 2002 were $2.69 billion, a decrease of 3 percent in U.S. dollars and 6 percent in local currency from the fourth quarter of the prior year, consistent with expectations.

Diluted earnings per share for the fourth quarter were $0.08 on a GAAP basis, compared with $0.10 on a pro forma basis for the fourth quarter of last year. Diluted earnings per share for the fourth quarter of 2002, excluding the real estate consolidation charge and a loss on investments in the fourth quarter, were $0.16, compared with $0.15 on a pro forma basis, excluding the loss on investments, for the fourth quarter of fiscal year 2001.

Operating income for the fourth quarter, on a GAAP basis, was $148 million, or
5.5 percent of net revenues. Excluding the real estate consolidation charge, operating income for the fourth quarter of fiscal year 2002 was $258 million, or
9.6 percent of net revenues, compared with $257 million, or 9.2 percent of net revenues, on a pro forma basis for the fourth quarter of fiscal 2001.

Income before minority interest in the fourth quarter was $78 million on a GAAP basis. Excluding the real estate consolidation charge and the loss on investments, income before minority interest in the fourth quarter of 2002 was $160 million, compared with $148 million on a pro forma basis, excluding loss on investments, for the fourth quarter of 2001.

Accenture said it continues to focus on delivering quality service to clients, attracting and retaining the best people, and realigning its workforce to address market demand. In the fourth quarter, the company recorded costs of $125 million related to workforce actions. In addition, it reduced previously recorded annual bonus expense and variable compensation for partners and associate partners by $140 million. The net effect of these actions was a decrease in operating expenses of approximately $15 million for the quarter.

Net revenues for Accenture's Government operating group in the fourth quarter of fiscal 2002 were $328 million, an increase of 19 percent over the same quarter in fiscal 2001. The Communications & High Tech operating group reported an 8 percent increase in net revenues in the quarter, to $804 million. The Products operating group reported fourth-quarter net revenues of $532 million, a 9 percent decrease from the same quarter in fiscal 2001. The Financial Services operating group reported net revenues of $595 million, a decrease of 10 percent. The Resources operating group reported net revenues of $432 million, a 14 percent decrease.

Net revenues in Accenture's Europe, Middle East and Africa (EMEA) region were $1.11 billion in the fourth quarter of fiscal 2002, an increase of 2 percent in U.S. dollars but a decrease of 7 percent in local currency over the same quarter the prior year. Accenture's net revenues in the Americas were $1.39 billion in fiscal 2002, a decrease of 5 percent in U.S. dollars and 3 percent in local currency. In the Asia Pacific region, net revenues were $187 million, a decrease of 16 percent in U.S. dollars and 19 percent in local currency.

"We are pleased with Accenture's ability to deliver solid results in a difficult economic environment," said Joe W. Forehand, Accenture's chairman and chief executive officer. "We believe that our fundamentals are solid, with a strong balance sheet, a commitment to controlling costs, good business prospects and the right people. Going forward, we are confident that these factors, as well as our experience in working closely with our clients to improve their business performance, will help us to sustain a strong position in an uncertain market."

The company also said that it continues to be comfortable with earnings estimates of $1.05 per share for fiscal year 2003, based on expectations of full-year revenue growth in the range of 0-2 percent.

Accenture will host a conference call at 7:00 a.m. EDT today to discuss its fourth-quarter and full-year fiscal 2002 financial results. To participate, please dial +1 (888) 276-0010 [+1 (612) 332-7515 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com and via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering the passcode 651897 from 12:15 p.m. EDT Thursday, October 10 through 11:59 p.m. EDT Thursday, October 24.

About Accenture

Accenture is one of the world's leading management consulting and technology services organizations. Through its network of businesses approach -- in which the company enhances its consulting and outsourcing expertise through alliances, affiliated companies and other capabilities -- Accenture delivers innovations that help clients across all industries quickly realize their visions. With more than 75,000 people in 47 countries, the company generated net revenues of $11.57 billion for the fiscal year ended August 31, 2002. Its home page is www.accenture.com.

This press release contains forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the heading "Forward-Looking Statements and Certain Factors That May Affect Our Business" in the reports and other documents that we file with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

                                     # # #

Contact:
Roxanne Taylor
Accenture
+1 (917) 452 5106
roxanne.taylor@accenture.com

                                  ACCENTURE LTD

                          CONSOLIDATED INCOME STATEMENT
                       COMBINED PRO FORMA INCOME STATEMENT

                   For the Year Ended August 31, 2002 and 2001

         (In thousands of U.S. dollars except share and per share data)
                                   (Unaudited)




                                                           Consolidated                    Combined Pro forma
                                                        Income Statement 2002          Income Statement 2001 (1)
                                                    ------------------------------    ------------------------------
                                                                        %of Net                              %of Net
                                                                        Revenues                            Revenues
                                                                      ------------                     -------------
REVENUES:
   Revenues before reimbursements (Net revenues)    $ 11,574,269              100%      11,443,720     $        100%
   Reimbursements (A) ...........................      1,530,755               13%       1,618,152               14%
                                                    ------------      ------------    ------------      ------------
         Revenues ...............................     13,105,024              113%      13,061,872              114%

OPERATING EXPENSES:

  Cost of services :
  Cost of services before reimbursable expenses .      6,896,975               60%       6,924,376               61%
  Reimbursable expenses (A) .....................      1,530,755               13%       1,618,152               14%
                                                    ------------      ------------    ------------      ------------
          Cost of services ......................      8,427,730               73%       8,542,528               75%
  Sales and marketing ...........................      1,565,616               14%       1,507,048               13%
  General and administrative costs ..............      1,615,703               14%       1,560,066               14%
   Restructuring  costs
                                                         110,524                1%            --                  0%
                                                    ------------      ------------    ------------      ------------

         Total operating expenses ...............     11,719,573              101%      11,609,642              101%
                                                    ------------     ------------     ------------     ------------

OPERATING INCOME ................................      1,385,451             12.0%       1,452,230             12.7%

Gain (loss) on investments, net .................       (321,127)              (3%)        107,016                1%
Interest income .................................         46,185                0%          79,778                1%
Interest expense ................................        (48,864)               0%         (58,696)              (1%)
Other income (expense) ..........................         14,993                0%          16,973                0%
Equity in losses of affiliates ..................         (9,080)               0%         (61,388)              (1%)
                                                    ------------      ------------    ------------      ------------

INCOME BEFORE TAXES .............................      1,067,558                9%       1,535,913               13%

Provision for taxes .............................        491,071                4%         614,165                5%
                                                    ------------      ------------    ------------      ------------
INCOME BEFORE MINORITY INTEREST (2) .............        576,487                5%         921,748                8%

Minority interest ...............................       (331,592)              (3%)       (544,844)              (5%)
                                                    ------------      ------------    ------------      ------------
NET INCOME ......................................   $    244,895                2%    $    376,904                3%
                                                    ============     =============    ============      ============
EARNINGS PER SHARE:

  - Basic                                           $       0.57                      $       0.91
                                                    ============                      ============
  - Diluted                                         $       0.56                      $       0.91
                                                    ============                      ============

 ADJUSTED TO EXCLUDE 2002 RESTRUCTURING COSTS AND LOSS (GAIN) ON INVESTMENTS, NET


     INCOME BEFORE MINORITY INTEREST AS REPORTED ....   $       576,487   $       921,748

     Add Back: Restructuring costs, net of tax ......            68,525              --

     Add Back: Loss (gain) on investments, net of tax           283,833           (64,209)
                                                        ---------------   ---------------


     ADJUSTED INCOME BEFORE MINORITY INTEREST .......   $       928,845   $       857,539
                                                        ===============   ===============

     ADJUSTED EARNINGS PER SHARE:

                                                        $          0.93   $          0.85
       - Basic                                          ===============   ===============
       - Diluted ....................................   $          0.91   $          0.85
                                                        ===============   ===============

     WEIGHTED AVERAGE SHARES:

       - Basic ......................................       425,941,809       412,705,954
       - Diluted.....................................
                                                          1,023,789,546     1,008,163,290


(A) Reimbursements and Reimbursable expenses have been reduced in equal amounts to adjust for previous errors and are subject to final review and audit. These adjustments had no effect on reported revenues before reimbursements, operating income, net income or earnings per share.

                                  ACCENTURE LTD

                          CONSOLIDATED INCOME STATEMENT
                       COMBINED PRO FORMA INCOME STATEMENT

               For the Three Months Ended August 31, 2002 and 2001

         (In thousands of U.S. dollars except share and per share data)
                                   (Unaudited)


                                                           Consolidated                 Combined Pro forma
                                                       Income Statement 2002        Income Statement 2001 (1)
                                                  ----------------------------      -------------------------
                                                                     % of Net                        % of Net
                                                                     Revenues                        Revenues
                                                                  ------------                       --------
REVENUES:
   Revenues before reimbursements (Net revenues)   $ 2,691,672            100%    $ 2,777,435            100%
   Reimbursements (A) ..........................       392,933             15%        372,822             13%
                                                   -----------   -------------    -----------   -------------
         Revenues ..............................     3,084,605            115%      3,150,257            113%

OPERATING EXPENSES:

  Cost of services:
  Cost of services before reimbursable expenses      1,629,764             61%      1,689,852             61%
  Reimbursable expenses (A) ....................       392,933             15%        372,822             13%
                                                   -----------   -------------    -----------   -------------
          Cost of services .....................     2,022,697             75%      2,062,674             74%
  Sales and marketing ..........................       392,584             15%        446,050             16%
  General and administrative costs .............       410,871             15%        384,959             14%
  Restructuring costs............................      110,524              4%           --                0%
                                                   -----------   -------------    -----------   -------------

         Total operating expenses ..............     2,936,676            109%      2,893,683            104%
                                                   -----------   -------------    -----------   -------------


OPERATING INCOME ...............................       147,929            5.5%        256,574            9.2%

Loss on investments, net .......................       (14,521)            -1%        (72,684)            (3%)
Interest income ................................        12,635              0%         20,165              1%
Interest expense ...............................       (12,608)             0%        (17,863)            (1%)
Other income (expense) .........................            67              0%         (3,820)             0%
Equity in losses of affiliates .................          (192)             0%         (8,563)             0%
                                                   -----------   -------------    -----------   -------------

INCOME BEFORE TAXES ............................       133,310              5%        173,809              6%


Provision for taxes ............................        55,536              2%         69,324              2%
                                                   -----------   -------------    -----------   -------------

INCOME BEFORE MINORITY INTEREST (2) ............        77,774              3%        104,485              4%

Minority interest ..............................       (39,627)            (1%)       (61,761)            (2%)
                                                   -----------   -------------    -----------   -------------


NET INCOME .....................................   $    38,147              1%    $    42,724               2%
                                                   ===========   =============    ===========   =============

EARNINGS PER SHARE:

  - Basic ......................................   $      0.08                    $      0.10
                                                   ===========                    ===========
  - Diluted ....................................   $      0.08                    $      0.10
                                                   ===========                    ===========



                  ADJUSTED TO EXCLUDE 2002 RESTRUCTURING COSTS AND LOSS ON INVESTMENTS, NET


INCOME BEFORE MINORITY INTEREST AS REPORTED ..     $       77,774         $      104,485

Add Back: Restructuring costs, net of tax ....             68,525                    -
Add Back: Loss on investments, net of tax ....             13,877                 43,610
                                                   --------------         --------------

ADJUSTED INCOME BEFORE MINORITY INTEREST .....     $      160,176         $      148,095
                                                   ==============         ==============

ADJUSTED EARNINGS PER SHARE:

  - Basic ....................................     $         0.17         $         0.15
                                                   ==============         ==============
  - Diluted ..................................     $         0.16         $         0.15
                                                   ==============         ==============

WEIGHTED AVERAGE SHARES:

  - Basic ....................................        468,829,346            412,705,954
  - Diluted ..................................      1,006,394,255          1,008,163,290


     (A) Reimbursements and Reimbursable expenses have been reduced in equal amounts to adjust for previous errors and are subject to final review and audit. These adjustments had no effect on reported revenues before reimbursements, operating income, net income or earnings per share.

         NOTES TO CONSOLIDATED AND COMBINED PRO FORMA INCOME STATEMENTS
                                   (UNAUDITED)

(1) For the three months and year ended August 31, 2001 Net Income (Loss), as reported under generally accepted accounting principles, was ($369,782) and $1,057,403, respectively. Earnings per share were not presented for the year ended August 31, 2001 because Accenture operated as a series of related partnerships and corporations under the control of the partners on and prior to May 31, 2001. For the quarter ended August 31, 2001, the company reported a net loss per share of $1.25.

         Pro forma results for fiscal 2001 reflect adjustments to (1) eliminate the effects of one-time events directly attributable to our transition to a corporate structure and our initial public offering and related transactions and (2) present results as if our transition to a corporate structure had occurred on September 1, 2000. One-time items eliminated include reorganization costs of $36,000 for the three months ended August 31, 2001 and $544,000 for the year ended August 31, 2001 relating to our transition to a corporate structure, rebranding costs of $35,000 for the three months ended August 31, 2001 and $304,000 for the year ended August 31, 2001 to rename the organization, restricted share unit-based compensation expense of $967,000 relating to restricted shares granted at the time of initial public offering, and income of $188,000 for the year ended August 31, 2001 due to the adoption of SFAS 133. Adjustments to reflect the transition to a corporate structure include $0 for the three months ended August 31, 2001 and $1,059,000 for the year ended August 31, 2001 of operating expenses for partner compensation and $0 for the three months ended August 31, 2001 and $15,000 for the year ended August 31, 2001 of interest expense related to retirement benefits payable to the partners.

         Provision for taxes has been adjusted to include the tax effect on the pro forma adjustments and to reflect an estimated corporate tax expense to present results on a corporate basis. Minority interest has been adjusted as if the minority interests as of August 31, 2001 had existed for the three months ended August 31, 2001 and year ended August 31, 2001. Minority interest and earnings per Class A share are based on the assumption that shares and share equivalents outstanding as of August 31, 2001, were outstanding for the entire fiscal year ended August 31, 2001.

         Additional information is provided in Accenture's filings with the Securities and Exchange Commission.

(2) Income before minority interest represents the consolidated income of Accenture Ltd earned through its subsidiary, Accenture SCA, without regard to Accenture Ltd's ownership percentage in Accenture SCA. The minority interest expense eliminates the income earned by the partners who have an equity ownership directly in Accenture SCA. The resulting net income of Accenture Ltd represents the income attributable to the shareholders of Accenture Ltd.

                                  ACCENTURE LTD
                               SUMMARY OF REVENUES
               For the Three Months Ended August 31, 2002 and 2001
                         (In thousands of U.S. dollars)
                                   (Unaudited)

                                                                                   Percent
                                       Three Months Ended         Percent         increase/
                                           August 31,            increase/        (decrease)      Percent of Total
                                        2002         2001     (decrease) US$    Local currency      Net Revenues
                                    ------------------------- ---------------- ----------------- -----------------
OPERATING GROUPS

     Communication & High Tech      $  804,457    $  746,425           8%                                      30%
     Financial Services ......         595,336       663,337         (10)%                                     22%
     Government ..............         327,507       275,477          19%                                      12%
     Products ................         532,140       587,328          (9)%                                     20%
     Resources ...............         432,076       504,347         (14)%                                     16%
     Other ...................             156           521         (70)%                                      0%
                                    ----------    ----------                                            ----------
TOTAL Net Revenues ...........       2,691,672     2,777,435          (3)%                                    100%
                                                                                                        ==========
        Reimbursements (A) ...         392,933       372,822           5%
                                    ----------    ----------
        TOTAL REVENUES .......      $3,084,605    $3,150,257          (2)%
                                    ==========    ==========                                                   --

GEOGRAPHY

     Americas ................      $1,394,126    $1,463,944          (5)%             (3)%                    52%
     EMEA ....................       1,110,486     1,090,385           2%              (7)%                    41%
     Asia Pacific ............         187,060       223,106         (16)%            (19)%                     7%
                                    ----------    ----------                                            ==========
     TOTAL Net Revenues ......       2,691,672     2,777,435          (3)%             (6)%                   100%
                                                                                                        ==========
        Reimbursements (A) ...         392,933       372,822           5%
                                    ----------    ----------
        TOTAL REVENUES .......      $3,084,605    $3,150,257          (2)%
                                    ==========    ==========                                                   --

                   For the Year Ended August 31, 2002 and 2001
                         (In thousands of U.S. dollars)
                                   (Unaudited)


                                                                                   Percent
                                       Three Months Ended         Percent         increase/
                                           August 31,            increase/        (decrease)      Percent of Total
                                        2002         2001     (decrease) US$    Local currency      Net Revenues
                                    ------------------------- ---------------- ----------------- -----------------
OPERATING GROUPS

     Communication & High Tech ..  $ 3,181,658   $  3,238,256       (2)%                                       28%
     Financial Services .........    2,621,086      2,893,567       (9)%                                       23%
     Government .................    1,315,819      1,003,235       31 %                                       11%
     Products ...................    2,441,319      2,356,440        4 %                                       21%
     Resources ..................    2,005,045      1,933,225        4 %                                       17%
     Other ......................        9,342         18,997      (51)%                                        0%
                                   -----------   -------------                                          ----------
TOTAL Net Revenues ..............   11,574,269     11,443,720        1%                                       100%
                                                                                                        ==========
        Reimbursements (A) ......    1,530,755      1,618,152       (5)%
                                   -----------   -------------
        TOTAL REVENUES ..........  $13,105,024   $ 13,061,872        0%
                                   ===========   =============
GEOGRAPHY

     Americas ...................  $ 5,835,992   $  6,112,986       (5)%             (3)%                      50%
     EMEA .......................    4,962,942      4,484,075       11%               9 %                      43%
     Asia Pacific ...............      775,335        846,659       (8)%             (4)%                       7%
                                   -----------   -------------                                          ----------
     TOTAL Net Revenues .........   11,574,269     11,443,720        1%               2%                      100%
                                                                                                        ==========
        Reimbursements (A) ......    1,530,755      1,618,152       (5)%
                                   -----------   -------------
        TOTAL REVENUES ..........  $13,105,024   $ 13,061,872        0%
                                   ===========   =============


(A) Reimbursements have been reduced to adjust for previous errors and are subject to final review and audit. These adjustments had no effect on reported revenues before reimbursements.

                                  ACCENTURE LTD
                           CONSOLIDATED BALANCE SHEET
                       August 31, 2002 and August 31, 2001
                         (In thousands of U.S. dollars)
                                   (Unaudited)

                                               August 31,            August 31,
                                                 2002                   2001
                                              ----------             ----------
ASSETS

CURRENT ASSETS:

       Cash and cash equivalents ..........   $1,316,976             $1,880,083
       Restricted cash (A) ................       79,445                    -
       Receivables from clients, net ......    1,330,642              1,498,812
       Unbilled services ..................      774,214                731,802
       Other current assets ...............      559,811                468,940
                                              ----------             ----------

              Total current assets ........    4,061,088              4,579,637
                                              ----------             ----------

NON-CURRENT ASSETS:

       Investments ........................       76,017                324,139
       Property and equipment, net ........      716,504                822,318
       Other non-current assets ...........      650,997                335,262
                                              ----------             ----------

              Total non-current assets ....    1,443,518              1,481,719
                                              ----------             ----------

TOTAL ASSETS ..............................   $5,504,606             $6,061,356
                                              ==========             ==========

LIABILITIES AND EQUITY

CURRENT LIABILITIES:

       Short-term debt ....................   $   63,099             $  190,669
       Accounts payable ...................      450,208                371,794
       Deferred revenue ...................      543,917                810,043
       Accrued payroll and related benefits    1,133,713              1,050,385
       Other accrued liabilities ..........    1,161,783              1,755,929
                                              ----------             ----------

              Total current liabilities ...    3,352,720              4,178,820
                                              ----------             ----------

NON-CURRENT LIABILITIES:

       Long-term debt .....................        3,428                  1,090
       Other non-current liabilities ......    1,190,436              1,191,332
                                              ----------             ----------

              Total non-current liabilities    1,193,864              1,192,422
                                              ----------             ----------

MINORITY INTEREST .........................      519,396                407,926
                                              ----------             ----------

EQUITY:

       Shareholders' equity ...............      438,626                282,188
                                              ----------             ----------

              Total equity ................      438,626                282,188
                                              ----------             ----------

TOTAL LIABILITIES AND EQUITY ..............   $5,504,606             $6,061,356
                                              ==========             ==========

(A) Restricted cash represents cash available to the Accenture Share Employee Compensation Trust for share repurchases that will be used to fund equity-based awards for Accenture employees.